UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2017

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

Reference is made to the Board Representation and Standstill Agreement, dated August 29, 2016, by and among Concurrent Computer Corporation (the “Company”), JDS1, LLC, Julian Singer, and Wayne Barr (the “Standstill Agreement”), a copy of which was filed by the Company as an exhibit to the Current Report on Form 8-K filed on August 29. 2016.

On October 26, 2017, the Company executed and delivered the Consent and Limited Waiver to the Standstill Agreement filed herewith as Exhibit 10.1 (the “Consent and Limited Waiver”) to JDS1, LLC and Julian Singer (together with their affiliates and associates, the “Investor Group”). The Consent and Limited Waiver provides that so long as (i) the Investor Group collectively beneficially own no more than 24.9% of the outstanding shares of common stock of the Company and (ii) any acquisition of common stock of the Company by the Investor Group would not reasonably be expected to actually limit the Company’s ability to utilize the Company’s net operating loss carryforwards under applicable United States, state, or foreign tax laws, the Company shall not deem the Investor Group to have effected a Prohibited Transfer as that term is defined in the Company’s Restated Certificate of Incorporation.

The foregoing description of the Consent and Limited Waiver is qualified in its entirety by reference to the full text of the Consent and Limited Waiver, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Exhibit No.	Description

10.1	Consent and Limited Waiver to Board Representation and Standstill Agreement, dated as of October 26, 2017

* SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2017

CONCURRENT COMPUTER CORPORATION

(Registrant)

By:	/s/ Derek Elder
Derek Elder
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent and Limited Waiver to Board Representation and Standstill Agreement, dated as of October 26, 2017